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                                                               EXHIBIT 5.1

                                   KIRKLAND & ELLIS
                   PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                               200 East Randolph Drive
                               Chicago, Illinois 60601

To Call Writer Direct:              312 861-2000                   Facsimile:
    312 861-2000                                                 312 861-2200


                                    June 10, 1998

Dura Automotive Systems, Inc.
4508 IDS Center
Minneapolis, Minnesota 55402


     Re:  Dura Automotive Systems, Inc.
          Registration Statement on Form S-3
          (Registration No. 333-53661)
          ----------------------------------

Ladies and Gentlemen:

     We are acting as special counsel to Dura Automotive Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 5,074,950 shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), including 661,950 shares of its Class A Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the "Commission") on May 27, 1998 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). Of the shares of Class A Common Stock to be registered pursuant to the Registration Statement, up to 3,661,950 are being offered by the Company (the "Primary Shares") and 1,413,000 shares (the "Secondary Shares") are being offered by certain selling stockholders (the "Selling Stockholders"). The Secondary Shares will be issued by the Company immediately prior to the consummation of the Offering upon the conversion of an equal number of shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") held by the Selling Stockholders.

     In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing

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Dura Automotive System, Inc.
June 10, 1998
Page 2

on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the internal laws of the State of Illinois, the General Corporation Law of the State of Delaware (the "DGCL") and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

     (1) The Company is a corporation existing and in good standing under the laws of the State of Delaware.

     (2) The Primary Shares have been duly authorized, and when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Primary Shares, (iii) the Primary Shares have been issued in accordance with the terms of the Underwriting Agreement, upon receipt of the consideration contemplated thereby, and (iv) certificates representing the Primary Shares have been duly executed and delivered on behalf of the Company and duly registered by the Company's transfer agent/registrar, the Primary Shares will be validly issued, fully paid and nonassessable.

     (3) The Secondary Shares are duly authorized and validly reserved for issuance and, when (i) the Registration Statement becomes effective under the Act, (ii) the Secondary Shares have been issued in accordance with the terms of the Company's Certificate of Incorporation upon the conversion of the Class B Common Stock and (iii) certificates representing the Secondary Shares have been duly executed and delivered on behalf of the Company and countersigned by the Company's transfer agent/registrar, the Secondary Shares will be validly issued, fully paid and nonassessable.

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Dura Automotive System, Inc.
June 10, 1998
Page 3

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-3 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the Offering contemplated by the Registration Statement.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Illinois, the DGCL or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

                              Very truly yours,

                              /s/ Kirkland & Ellis

                              KIRKLAND & ELLIS